Exhibit 99.3
Glossary of Key Terms, Definitions, and Explanatory Notes; and Reconciliation of Non-GAAP Measures
Glossary and Explanatory Notes: General Terms

•"PMI" refers to Philip Morris International Inc. and its subsidiaries. Trademarks and service marks that are the registered property of, or licensed by, the subsidiaries of PMI, are italicized
•Comparisons are made to the same prior-year period unless otherwise stated
•References to total industry, total market, PMI shipment volume and PMI market share performance reflect cigarettes and heated tobacco units, unless otherwise stated
•As of the first quarter of 2022, total industry volume, PMI in-market sales volume and PMI market share for the following geographies include the cigarillo category in Japan: the total international market, EA, AU & PMI DF Region, and Japanese domestic market
•References to total international market, defined as worldwide cigarette and heated tobacco unit volume excluding the U.S., total industry, total market and market shares are PMI estimates for tax-paid products based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty free business
•2022 estimates for total industry volume and market share in certain geographies reflect limitations on the availability and accuracy of industry data during pandemic-related restrictions
•"Combustible tobacco products" is the term PMI uses to refer to cigarettes and other tobacco products that are combusted
•In-market sales, or "IMS," is defined as sales to the retail channel, depending on the market and distribution model
•"Total shipment volume" is defined as the combined total of cigarette shipment volume and heated tobacco unit shipment volume. As of 2024 also including oral smokeless (excl. US Chew)
•"SSEA, CIS & MEA" stands for South & Southeast Asia, Commonwealth of Independent States, and Middle East & Africa.
•"EA, AU & PMI DF" stands for East Asia, Australia and PMI Duty Free
•"Americas" refers to the former Latin America & Canada segment, which was renamed as the Americas segment as of the third quarter of 2021. References to "Americas" may, in defined instances, exclude the U.S.
•"OTP" stands for Other Tobacco products
•In the third quarter of 2021, PMI acquired Fertin Pharma A/S, Vectura Group plc. and OtiTopic, Inc. On March 31, 2022, PMI launched a new Wellness and Healthcare business consolidating these entities, Vectura Fertin Pharma. The operating results of this new business are reported in the Wellness and Healthcare segment. The business operations of PMI's Wellness and Healthcare segment are managed and evaluated separately from the geographical segments
•As of December 31, 2022, Philip Morris Holland Holdings B.V. (“PMHH”), a wholly owned subsidiary of PMI, had acquired 94.81% of the outstanding shares of Swedish Match. On February 17, 2023, PMHH obtained "advanced title" under the Swedish Companies Act to the remaining issued and outstanding shares in Swedish Match, following the exercise of its right to compulsory redemption of all remaining shares. The operating results of Swedish Match are disclosed as a separate segment. The business operations of the Swedish Match segment are evaluated separately from the geographical segments
•Following the deconsolidation of PMI's Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH) on March 22, 2019, PMI continues to report the volume of brands sold by RBH for which other PMI subsidiaries are the trademark owner. These include HEETS, Next, Philip Morris and Rooftop. Comparisons presented on a like-for-like basis reflect pro forma 2018 and 2019 results, which have been adjusted for the deconsolidation of our Canadian subsidiary, Rothmans, Benson & Hedges, Inc. (RBH), effective March 22, 2019
•From time to time, PMI’s shipment volumes are subject to the impact of distributor inventory movements (or wholesaler inventory movements in certain markets where PMI does not sell to distributors), and estimated total industry/market volumes are subject to the impact of inventory movements in various trade channels that include estimated trade inventory movements of PMI’s competitors arising from market-specific factors that significantly distort reported volume disclosures. Such factors may include changes to the manufacturing supply chain, shipment methods, consumer demand, timing of excise tax increases or other influences that may affect the timing of sales to customers. In such instances, in addition to reviewing PMI shipment volumes and certain estimated total industry/market volumes on a reported basis, management reviews these measures on an adjusted basis that excludes the impact of distributor and/or estimated trade inventory movements. Management also believes that disclosing PMI shipment volumes and estimated total industry/market volumes in such circumstances on a basis that excludes the impact of distributor and/or estimated trade inventory movements, such as on an IMS basis, improves the comparability of performance and trends for these measures over different reporting periods

Glossary and Explanatory Notes: Financial
•Adjusted net revenues exclude the impact related to the termination of a distribution arrangement in the Middle East (Q1, 2023) and the Saudi Arabia customs assessment (2021)
•"Cost of sales" consists principally of: tobacco leaf, non-tobacco raw materials, labor and manufacturing costs; shipping and handling costs; and the cost of devices produced by third-party electronics manufacturing service providers. Estimated costs associated with device warranty programs are generally provided for in cost of sales in the period the related revenues are recognized
•"Marketing, administration and research costs" include the costs of marketing and selling our products, other costs generally not related to the manufacture of our products (including general corporate expenses), and costs incurred to develop new products. The most significant components of our marketing, administration and research costs are marketing and sales expenses and general and administrative expenses
•"Adjusted Operating Income Margin" is calculated as adjusted operating income, divided by adjusted net revenues
•"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization and equity (income)/loss in unconsolidated subsidiaries, excluding asset impairment and exit costs, impairment of intangibles, and unusual items
•"Net debt" is defined as total debt, less cash and cash equivalents
•Growth rates presented on an organic basis reflect adjusted results, excluding currency, acquisitions and disposals
•Management reviews net revenues, operating income, operating income margin, operating cash flow and earnings per share, or "EPS," on an adjusted basis, which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, tax items and other special items. Additionally, starting in 2022 and on a comparative basis, for these measures other than net revenues and operating cash flow, PMI includes adjustments to add back amortization expense on acquisition related intangible assets that are recorded as part of purchase accounting and contribute to PMI’s revenue generation, as well as impairment of intangible assets, if any. Currency-neutral and organic growth rates reflect the way management views underlying performance for these measures. PMI believes that such measures provide useful insight into underlying business trends and results. Management reviews these measures because they exclude changes in currency exchange rates and other factors that may distort underlying business trends, thereby improving the comparability of PMI’s business performance between reporting periods. Furthermore, PMI uses several of these measures in its management compensation program to promote internal fairness and a disciplined assessment of performance against company targets. PMI discloses these measures to enable investors to view the business through the eyes of management
•Non-GAAP measures used by PMI should neither be considered in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. For a reconciliation of non-GAAP measures to the most directly comparable U.S. GAAP measures, see the "Reconciliations of Non-GAAP Financial Measures" section of this document
•When PMI provides its expectation for adjusted net revenues, adjusted operating income and margin, adjusted earnings per share (EPS) and adjusted operating cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as asset impairment and exit costs, amortization and impairment of acquired intangibles and other special items, changes in currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results
•U.S. GAAP Treatment of a country as a Highly Inflationary Economy. Following the categorization of a country by the International Practices Task Force of the Center for Audit Quality as having a three-year cumulative inflation rate greater than 100%, the country is considered highly inflationary in accordance with U.S. GAAP. For such countries, PMI accounts for the operations of its local affiliates as highly inflationary, and to treat the U.S. dollar as the functional currency of the affiliates. Such treatment was effective July 1, 2018, for Argentina, and April 1, 2022, for Turkey
•"Fair value adjustment for equity security investments" reflects the adjustment resulting from share price movements in passive investments for publicly traded entities that are not controlled or influenced by PMI. Under U.S. GAAP, such adjustments are required, since January 1, 2018, to be reflected directly in the income statement. 2022 adjustments reflect share price movements in PMI's investments in India and Sri Lanka
•"Swedish Match AB acquisition accounting related item" refers to expenses associated with fair-value adjustments on Swedish Match inventories. In the fourth quarter of 2022, PMI recorded a total fair value step-

up adjustment for inventories of $146 million related to the acquisition, of which $125 million was recognized in cost of sales in the fourth quarter of 2022, with the remaining amount recognized in the first quarter of 2023
•"Tax benefit associated with Swedish Match AB financing" reflects a deferred tax benefit for unrealized foreign currency losses on intercompany loans related to the Swedish Match acquisition financing reflected in PMI's consolidated statements of earnings. The underlying pre-tax foreign currency movements fully offset in the consolidated statements of earnings and were reflected as currency translation adjustments in PMI's consolidated statements of stockholders' (deficit) equity

Glossary and Explanatory Notes: Smoke-Free Products
•Smoke-free products ("SFPs") is the term PMI primarily uses to refer to all of its products that are not combustible tobacco products, such as heat-not-burn, e-vapor, and oral nicotine. In addition, SFPs include wellness and healthcare products, as well as consumer accessories such as lighters and matches
•Reduced-risk products (“RRPs”) is the term PMI uses to refer to products that present, are likely to present, or have the potential to present less risk of harm to smokers who switch to these products versus continuing smoking. PMI has a range of RRPs in various stages of development, scientific assessment and commercialization. PMI's RRPs are smoke-free products that contain and/or generate far lower quantities of harmful and potentially harmful constituents than found in cigarette smoke
•Wellness and Healthcare products primarily refer to products associated with inhaled therapeutics and oral and intra-oral delivery systems that are included in the operating results of PMI's new Wellness and Healthcare business, Vectura Fertin Pharma
•"Heated tobacco units," or "HTUs," is the term PMI uses to refer to heated tobacco consumables, which include the company's BLENDS, DELIA, HEETS, HEETS Creations, HEETS Dimensions, HEETS Marlboro and HEETS FROM MARLBORO (defined collectively as HEETS), Marlboro Dimensions, Marlboro HeatSticks, Parliament HeatSticks, SENTIA, TEREA and TEREA CRAFTED as well as the KT&G-licensed brands, Fiit and Miix (outside of South Korea). HTUs also include zero tobacco heat-not-burn consumables (LEVIA)
•Unless otherwise stated, market share for HTUs is defined as the in-market sales volume for HTUs as a percentage of the total estimated industry sales volume for cigarettes and HTUs. For Japan, total estimated industry sales volume also includes cigarillos
•Unless otherwise stated, all references to IQOS are to PMI's Platform 1 IQOS devices and heated tobacco consumables
•IQOS heat-not-burn devices are precisely controlled heating devices into which a specially designed and proprietary tobacco units are inserted and heated to generate an aerosol
•As of December 2020, PMI heat-not-burn products and HTUs include licensed KT&G heat-not-burn products and HTUs, respectively
•"NP" stands for Nicotine Pouches
•Swedish Match nicotine pouch products reflect 15 pouches per can in the U.S. and 21 pouches per can outside the U.S.
•"Total IQOS users" is defined as the estimated number of Legal Age (minimum 18 years) users of PMI heat-not-burn products, for which PMI HTUs represented at least a portion of their daily tobacco consumption over the past seven days.
The estimated number of adults who have "switched to IQOS and stopped smoking" reflects:
⎼for markets where there are no heat-not-burn products other than PMI heat-not-burn products: daily individual consumption of PMI HTUs represents the totality of their daily tobacco consumption in the past seven days
⎼for markets where PMI heat-not-burn products are among other heat-not-burn products: daily individual consumption of HTUs represents the totality of their daily tobacco consumption in the past seven days, of which at least 70% is PMI HTUs
Note: The above IQOS user metrics reflect PMI estimates, which are based on consumer claims and sample-based statistical assessments with an average margin of error of +/-5% at a 95% Confidence Interval in key volume markets. The accuracy and reliability of IQOS user metrics may vary based on individual market maturity and availability of information.

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category and Adjustments of Net Revenues for the Impact of Currency and Acquisitions
($ in millions) / (Unaudited)

Net Revenues		Currency	Net Revenues excluding Currency	Acquisitions	Net Revenues excluding Currency & Acquisitions		Net Revenues		Total	Excluding Currency	Excluding Currency & Acquisitions

2021						Full Year Ended December 31,	2020		% Change
$ 22,067	(a)	$ 500	$ 21,566	$ -	$ 21,566	Combustible Tobacco	$ 21,747		1.5%	(0.8)%	(0.8)%
9,338		178	9,161	109	9,051	Smoke-free incl. W&H	6,947		34.4%	31.9%	30.3%
$ 31,405		$ 678	$ 30,727	$ 109	$ 30,618	Total PMI	$ 28,694		9.4%	7.1%	6.7%

2022						Full Year Ended December 31,	2021		% Change
$ 21,572		$ (1,643)	$ 23,214	$ 70	$ 23,144	Combustible Tobacco	$ 22,067	(a)	(2.2)%	5.2%	4.9%
10,190		(1,013)	11,204	445	10,759	Smoke-free incl. W&H	9,338		9.1%	20.0%	15.2%
$ 31,762		$ (2,656)	$ 34,418	$ 515	$ 33,903	Total PMI	$ 31,405		1.1%	9.6%	8.0%

2023						Six Months Ended June 30,	2022		% Change
$ 11,013	(b)	$ (519)	$ 11,532	$ 284	$ 11,248	Combustible Tobacco	$ 10,766		2.3%	7.1%	4.5%
5,973		(306)	6,279	962	5,317	Smoke-free incl. W&H	4,812		24.1%	30.5%	10.5%
$ 16,986		$ (825)	$ 17,811	$ 1,246	$ 16,565	Total PMI	$ 15,578		9.0%	14.3%	6.3%

(a) Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessment
(b) Includes a reduction in net revenues of $80 million related to the termination of distribution arrangement in the Middle East

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Net Revenues by Product Category
($ in millions) / (Unaudited)

	Years Ended December 31,									Six Months Ended June 30,

	2015	2016	2017	2018	2019	2020	2021		2022	2023
Total Combustible Tobacco	$ 26,595	$ 25,818	$ 24,970	$ 25,378	$ 24,083	$ 21,747	$ 22,067	(a)	$ 21,572	$ 11,013	(b)
Smoke-free incl. W&H	199	867	3,778	4,247	5,722	6,947	9,338		10,190	5,973
Total PMI	$ 26,794	$ 26,685	$ 28,748	$ 29,625	$ 29,805	$ 28,694	$ 31,405		$ 31,762	$ 16,986

(a) 2021 Includes a reduction in net revenues of $246 million related to the Saudi Arabia customs assessment. Excluding this impact total PMI adjusted net revenues are $31,651 million and for combustible tobacco $22,313 million
(b) 2023 Includes a reduction in net revenues of $80 million related to the termination of distribution arrangement in the Middle East. Excluding this impact total PMI adjusted net revenues are $17,066 million and for combustible tobacco $11,093 million

PHILIP MORRIS INTERNATIONAL INC. and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Adjusted Operating Income Margin, excluding Currency, Acquisitions and RBH impact
($ in millions) / (Unaudited)

	Years Ended December 31,			Years Ended December 31,				Years Ended December 31,
	2018	2017	% Change	2019	2018		% Change	2020	2019		% Change
Net Revenues	$ 29,625	$ 28,748	3.1%	$ 29,805	$ 29,625		0.6%	$ 28,694	$ 29,805		(3.7)%
Net Revenues attributable to RBH		-			(742)	(a)			(181)	(c)
Net Revenues	$ 29,625	$ 28,748	3.1%	$ 29,805	$ 28,883	(b)	3.2%	$ 28,694	$ 29,624	(b)	(3.1)%
Currency	(103)			(937)				(470)
Net Revenues, ex. currency	$ 29,728	$ 28,748	3.4%	$ 30,742	$ 28,883	(b)	6.4%	$ 29,164	$ 29,624	(b)	(1.6)%

Operating Income	$ 11,377	$ 11,581	(1.8)%	$ 10,531	$ 11,377		(7.4)%	$ 11,668	$ 10,531		10.8%
Asset impairment and exit costs	-	-		(422)	-			(149)	(422)
Canadian tobacco litigation-related expense	-	-		(194)	-			-	(194)
Loss on deconsolidation of RBH	-	-		(239)	-			-	(239)
Russia excise and VAT audit charge	-	-		(374)	-			-	(374)
Brazil indirect tax credit	-	-	-	-	-			119	-
Adjusted Operating Income	$ 11,377	$ 11,581	(1.8)%	$ 11,760	$ 11,377		3.4%	$ 11,698	$ 11,760		(0.5)%
Operating Income attributable to RBH		-			(542)	(a)			(126)	(c)
Adjusted Operating Income	$ 11,377	$ 11,581	(1.8)%	$ 11,760	$ 10,835	(b)	8.5%	$ 11,698	$ 11,634	(b)	0.6%
Currency	(214)			(293)				(474)
Adjusted Operating Income, ex. currency	$ 11,591	$ 11,581	0.1%	$ 12,053	$ 10,835	(b)	11.2%	$ 12,172	$ 11,634	(b)	4.6%

Adjusted OI Margin	38.4%	40.3%	(1.9)	39.5%	38.4%		1.1	40.8%	39.5%		1.3
Adjusted OI Margin attributable to RBH					(0.9)	(a)			(0.2)	(c)
Adjusted OI Margin	38.4%	40.3%	(1.9)	39.5%	37.5%	(b)	2.0	40.8%	39.3%	(b)	1.5
Currency	(0.6)			0.3				(0.9)
Adjusted OI Margin, ex. currency	39.0%	40.3%	(1.3)	39.2%	37.5%	(b)	1.7	41.7%	39.3%	(b)	2.4
(a) Represents the impact attributable to RBH from March 22, 2018 through end of period date
(b) Pro forma
(c) Represents the impact attributable to RBH from January 1, 2019 through March 21, 2019
Note: Adjusted Operating Income reflects the historical financials as reported for the covered periods and includes amortization and impairment of intangible assets. Financials attributable to RBH include Duty Free sales in Canada.